Exhibit 9(a)(7)

                                 HYBRIDON, INC.

                                    AMENDMENT
               TO THE EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL
                 TO TENDER AND TO ENTER INTO CERTAIN AGREEMENTS
            IN RESPECT OF 9% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                  OF HYBRIDON PURSUANT TO ITS OFFER TO EXCHANGE
                       DATED FEBRUARY 6, 1998, AS AMENDED
                  BY AN AMENDMENT THERETO DATED MARCH 30, 1998


THE OFFER, AS AMENDED, WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 10, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK TIME, ON THE EXPIRATION DATE.

              Hybridon, Inc., a Delaware corporation ("Hybridon"), is hereby amending the terms of the offer to exchange (the "Offer") with respect to its 9% Convertible Subordinated Notes due 2004 (the "Notes") set forth in its Offer to Exchange, dated February 6, 1998 (the "Original Offer to Exchange"). Unless otherwise provided in this Amendment (this "Amendment") to the Exchange
Agreement and the Letter of Transmittal which was sent together with the Original Offer to Exchange (the "Original Letter of Transmittal") to the holders of the Notes or unless the context requires otherwise, the terms of and the conditions to the Offer contained in the Original Letter of Transmittal and the Original Offer to Exchange remain unchanged. All capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Original Offer to Exchange, as amended by the accompanying Amendment thereto dated March 30, 1998 (the "Amendment"; the Original Offer to Exchange, as amended by the Amendment, being referred to herein as the" Offer to Exchange").

                                 --------------

              In the event that the Alternative Consideration is to be issued in connection with the Offer, any tender of Notes which involves denominations of less than $1,000 in Exchange Value thereof will be exchanged on a pro rata basis, except to the extent that such proration would result in the issuance of a fractional share of Alternative Series A Preferred Stock. In the event that such fractional share would result, Hybridon shall, at its sole discretion, either (a) round such fractional share to the nearest whole number of shares (with 0.5 being rounded up), or (b) pay in cash an amount equal to such fraction multiplied by $100 (which is the per share stated value of Alternative Series A Preferred Stock). Hybridon will not issue any fractional shares of Alternative Series A Preferred Stock in the Offer. In the event that a tendering Noteholder would otherwise be entitled to receive a fractional Alternative Exchange Warrant, Hybridon shall round up such fractional Alternative Exchange Warrant to the nearest whole number of Alternative Exchange Warrants.

                               -----------------

              IN ADDITION TO THE ORIGINAL LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS, ALL REGISTERED HOLDERS AND BENEFICIAL OWNERS OF NOTES BEING TENDERED MUST EXECUTE AND SEND THIS AMENDMENT TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE, REGARDLESS OF WHETHER THEY HAVE HERETOFORE TENDERED THEIR NOTES PURSUANT TO THE OFFER. ANY TENDER OF NOTES NOT ACCOMPANIED BY THIS AMENDMENT AND THE ORIGINAL LETTER OF TRANSMITTAL WILL BE DEEMED INVALID. THIS AMENDMENT MUST BE DELIVERED TO THE DEPOSITARY AT THE ADDRESS OR THE FACSIMILE NUMBER SHOWN ON THE BACK COVER OF THE ORIGINAL LETTER OF TRANSMITTAL AND IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ORIGINAL OFFER TO EXCHANGE, AS AMENDED, AND IN THE ORIGINAL LETTER OF TRANSMITTAL.

              The Original Letter of Transmittal is hereby amended as follows:

          (i) In the event that the Alternative Consideration shall be issued in exchange for the Notes as a result of the consummation of the Alternative Equity Offering, all references to Series A Preferred Stock and Exchange Warrants contained in Articles I, II and IV of the Exchange Agreement portion of the Letter of Transmittal (the "Exchange Agreement"), and in the instructions forming part of the Letter of Transmittal, shall be deemed to mean the Alternative Series A Preferred Stock and the Alternative Exchange Warrants, respectively.

          (ii) Section 2 of Article II of the Exchange Agreement is hereby amended by inserting the following sentence after the last sentence thereof:

                    Notwithstanding  anything to the contrary  contained in this
                    Section 2 of Article II, in the event that the Alternative Consideration is issued in exchange for the Notes as a result of the consummation of the Alternative Equity Offering, Hybridon shall use its best efforts to file with the Commission a Registration Statement pursuant to Rule 415 under the Securities Act no later than the earlier of (i) 60 days following the date on which the Alternative Equity Offering is consummated and (ii) the date on which any registration statement under the Securities Act is filed in respect of the resale of any security sold in the Alternative Equity Offering.

         (iii) Article III of the Exchange Agreement is hereby amended by replacing in its entirety the existing sentence thereunder with the following sentence:

                    For so long as at least 50% of the Series A Preferred Stock or Alternative Series A Preferred Stock, as the case may be, initially issued in the Offer remains outstanding, the holders of such Series A Preferred Stock or such Alternative Series A Preferred Stock, as the case may be, issued in the Offer shall be entitled to designate one member for nomination to the Board of Directors of Hybridon (the "Designated Director"), provided that such nominee is reasonably acceptable to Hybridon. The initial Designated Director shall be Mr. Art Berry (unless the holders of a majority of the Series A Preferred Stock or the Alternative Series A Preferred Stock, as the case may be, issued in the Offer shall instruct otherwise in the space provided in the Amendment to the Letter of Transmittal, in which case the person receiving the most votes shall be the initial Designated Director), to hold office until his successor is duly elected and qualified or until his earlier resignation or removal.

          (iv) Sections 1 and 2 of Article V of the Exchange Agreement are hereby amended by replacing the references therein to the "Restructuring Trigger" with the following:

                    Restructuring  Trigger  (in  the  event  that  the  Original
                    Consideration is issued in the Offer) or following the consummation of Alternative Equity Offering (in the event that the Alternative Consideration is issued in the Offer)

               and the reference therein to Series A Preferred Stock shall be deemed to mean the Alternative Series A Preferred Stock if the Alternative Consideration is issued in exchange for the Notes as a result of the consummation of the Alternative Equity Offering.

          (v) The reference to Series A Preferred Stock in Section 2 of Article V of the Exchange Agreement shall be deemed to mean the
               Alternative Series A Preferred Stock if the Alternative Consideration is issued in exchange for the Notes as a result of the consummation of the Alternative Equity Offering.

          (vi) Section 3 of Article V of the Exchange Agreement is hereby amended by inserting the following sentence after the last sentence thereof:

                    Notwithstanding  anything to the contrary  contained in this
                    Section 3 of Article V, in the event that the Alternative Equity Offering is consummated, no Reset Warrants shall be issued by Hybridon to the undersigned.

         (vii) In the event that the Alternative Consideration shall be issued in exchange for the Notes as a result of the consummation of the Alternative Equity Offering, all references to Series A Preferred Stock contained in Article V, "Certain Additional Covenants and Representations of Hybridon," of the Exchange Agreement shall be deemed to mean the Alternative Series A Preferred Stock.

        (viii) In the event that the Alternative Consideration shall be issued in exchange for the Notes as a result of the consummation of the Alternative Equity Offering, all references to Series A Preferred Stock contained in Article VI of the Exchange Agreement shall be deemed to mean the Alternative Series A Preferred Stock issued in the Offer as part of the Alternative Consideration and any Alternative Series A Preferred Stock declared and issued as a dividend on such Alternative Series A Preferred Stock issued in the Offer.

         This Amendment will become effective and binding on the undersigned and Hybridon at such time that Hybridon accepts for exchange any of the Exchange Value of the Notes tendered by the undersigned.


                         PLEASE SIGN AND COMPLETE BELOW
        TO BE COMPLETED WHERE APPROPRIATE BY ALL HOLDERS TENDERING NOTES
                   (WHETHER OR NOT NOTES ARE BEING PHYSICALLY
                                    TENDERED)

--------------------------------------------------------------------------------

ONLY REGISTERED NOTEHOLDER(S) SHOULD PROVIDE THIS INFORMATION AND SIGN HERE. (BENEFICIAL OWNERS SHOULD COMPLETE THE INFORMATION REQUESTED ON, AND SIGN, THE LAST PAGE HEREOF):

         I have read this Amendment to the Exchange Agreement and Letter of Transmittal and agree to be bound by the foregoing.

         I hereby certify that, to the best of my knowledge, the Notes being tendered are beneficially owned by: ____________________________________________
(if beneficially owned by more than one person, I have indicated in parenthesis the principal amount owned by each such person.)

         x___________________________________________________
         Signature(s) of Registered Noteholder(s) or Authorized Signatory

         ----------------------------------------------------
         Type or Print Name

         ----------------------------------------------------

         ----------------------------------------------------
         Type or Print Address(es)

         ----------------------------------------------------
         Capacity (Full Title)

         Dated:_______________, 1998

         Area Code and telephone No(s).:____________________________

         Tax Identification or Social Security No(s).:_________________________


         Must be signed by the registered Noteholder(s) exactly as the name(s) appear(s) on the certificate and by person(s) authorized to become registered Noteholder(s) as evidenced by endorsements and documents. See Instruction 4 to the Original Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent, or other person acting in a fiduciary or representative capacity, please see Instruction 4 to the Original Letter of Transmittal.

BENEFICIAL OWNER(S) OF THE NOTES BEING TENDERED (INCLUDING ANY REGISTERED NOTEHOLDER(S) WHO ARE ALSO BENEFICIAL OWNER(S)) MUST CAREFULLY READ THE FOLLOWING AND COMPLETE AND SIGN BELOW:

         I have read this Amendment to the Exchange Agreement and Letter of Transmittal carefully and agree to be bound by each covenant contained in the Original Letter of Transmittal, as amended by this Amendment.

         I  (hereinafter   referred  to  as  "Holder")  hereby  acknowledge  and
represent and warrant to Hybridon as follows:


     A. Investment Representations


         a. Investment Intent. The Holder recognizes that the tender of Notes in exchange for Series A Preferred Stock and Exchange Warrants (in the event that the Original Consideration shall be issued in the Offer) or the Alternative Series A Preferred Stock and the Alternative Exchange Warrants (in the event that the Alternative Consideration shall be issued in the Offer) and the Hybridon Common Stock underlying the foregoing securities (the foregoing securities are hereinafter collectively referred to as the "Exchange Securities") involves a high degree of risk including, but not limited to, the following: (i) Hybridon remains a development stage business with limited operating history and requires substantial additional funds; (ii) an investment in Hybridon is highly speculative, and only investors who can afford the loss of their entire investment should consider tendering their Notes in exchange for the Exchange Securities; (iii) the Holder may not be able to liquidate his Exchange Securities received in the Offer; (iv) transferability of the Exchange Securities received in the Offer is extremely limited; (v) in the event of a disposition of the Exchange Securities received in the Offer such Holder could sustain the loss of his entire investment and (vi) Hybridon has not paid any dividends since inception and does not anticipate the payment of dividends on the Hybridon Common Stock or the Series A Preferred Stock or the Alternative Series A Preferred Stock (except as required in the applicable Certificate of Designation) in the foreseeable future.

         b. Lack of Liquidity. The Holder confirms that he or it is able (i) to bear the economic risk of this investment, (ii) to hold the Exchange Securities received in the Offer for an indefinite period of time, and (iii) presently to afford a complete loss of the investment; and represents that he or it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect such Holder's ability to provide for his or its current needs and possible financial contingencies, and that his or its commitment to all speculative investments is reasonable in relation to his or its net worth and annual income. Furthermore, each Holder acknowledges that the Series A Preferred Stock and the Alternative Series A Preferred Stock each contains certain applicable restrictions on exercise, voting, conversion and certain other rights, as more particularly set forth in the applicable Certificate of Designation.

         c. Knowledge and Experience. Such Holder has prior investment experience, including investment in securities that are non-listed, unregistered and are not traded on the Nasdaq National or SmallCap Market, nor on the National Association of Securities Dealers, Inc.'s (the "NASD") automated quotation system, or such Holder has employed at its own expense the services of an investment advisor, attorney and/or accountant to request documents from Hybridon pursuant to Section [e.] hereof and to read all of the documents furnished or made available by Hybridon to such Holder and to evaluate the investment, tax and legal merits and the consequences and risks of such a transaction on such Holder's behalf, that such Holder or such professional advisor has such knowledge and experience in financial and business matters that such Holder or such professional advisor is capable of evaluating the merits and risks of the prospective investment and that such professional advisor, if any, satisfies the conditions set out in Rule 501(h) under the Securities Act.

         d. Holder Capacity. Either by reason of such Holder's business or financial experience, or the business or financial experience of such Holder's professional advisors (who are unaffiliated with, and who are not compensated by, Hybridon or any affiliate or selling or placement agent of Hybridon, directly or indirectly), such Holder has the capacity to protect such Holder's own interests in connection with the transaction contemplated hereby.

         e. Offer to Exchange. Such Holder hereby acknowledges receipt and careful review of the Offer to Exchange of Hybridon, as supplemented and amended, and the annexes and exhibits thereto, all of which constitute an integral part thereof, including, without limitation, the information contained in all material concerning Hybridon provided to the registered holders of the Notes in connection with the Offer and hereby represents that such Holder has been furnished by Hybridon with all information regarding Hybridon which such Holder or its representative has requested or desired to know, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of Hybridon concerning the terms and conditions of the Offer and the Exchange Securities and the affairs of Hybridon and has received any additional information which such Holder or its representative has requested.

         f. Reliance on Information. Such Holder has relied solely upon the information provided by Hybridon in the Offer to Exchange in making the decision to tender the Notes. To the extent necessary, each Holder has retained, at the sole expense of such Holder, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Offer and its tender of Notes in exchange for the Exchange Securities.

         g. Registration. Such Holder hereby acknowledges that the Offer has not been reviewed by the Securities and Exchange Commission or any state regulatory authority, since the Offer is intended to be exempt from the registration requirements of the Securities Act. No Holder shall sell or otherwise transfer the Exchange Securities unless such securities are registered under the Securities Act or unless an exemption from such registration is available.

         h. Purchase for own Account. Such Holder understands that none of the Exchange Securities have been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon such Holder's investment intention. In this connection, such Holder hereby represents that such Holder is tendering Notes in exchange for Exchange Securities for such Holder's own account, for investment and not with a view toward the resale or distribution to others, or for resale in connection with, any distribution or public offering (within the meaning of the Securities Act), nor with any present intention of distributing or selling the same and such Holder has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof. Such Holder, if an entity, was not formed for the purpose of acquiring the Notes or the Exchange Securities.

         i. Holding Period. Such Holder understands that there is no public market for the preferred stock or warrants included in the Exchange Securities and that no market is expected to develop for any such Exchange Securities. Such Holder understands that even if a public market develops for such Exchange Securities, reliance upon Rule 144 under the Securities Act for resales requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. Such Holder shall hold Hybridon and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless from, and shall indemnify them against, all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by such Holder contained in this Amendment, (ii) any sale or distribution by such Holder in violation of the Securities Act or any applicable non-United States, state securities or "blue sky" laws or (iii) any untrue statement made by such Holder.

         j. Legends. Such Holder consents to the placement of one or more restrictive legends on any certificates representing the Exchange Securities required by applicable securities laws. Such Holder is aware that Hybridon will make a notation in its appropriate records with respect to the restrictions on the transferability of such Exchange Securities.

         k. Financial Review. Such Holder understands that Hybridon will review this Amendment and is hereby given authority by the undersigned Holder to call such Holder's bank or place of employment or otherwise review the financial standing of such Holder; and it is further agreed that Hybridon reserves the unrestricted right, without further documentation or agreement on the part of such Holder, to reject or limit any tender of Notes.

         l. Residence of Holder. Such Holder hereby represents that the address of such Holder furnished set forth below is such Holder's principal residence if such Holder is an individual or its principal business address if it is a corporation or other entity.

         m. NASD. Such Holder acknowledges that if he or she is a registered representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in the appropriate space provided below.

         n. Securities Laws. Such Holder acknowledges that at such time, if ever, as the Exchange Securities are registered, sales of such Exchange Securities will be subject to applicable United States and state securities Laws.

         o. Beneficial Owner. Such Holder, whose name appears on the signature line below, is the beneficial owner of the Notes being tendered, and will be the beneficial owner of the Exchange Securities that such Holder acquires pursuant to the Offer.

         p. Accredited Investor. Such Holder represents that it has indicated in Section B below whether or not it is an "accredited investor" as such term is defined in Rule 501 of Regulation D.

         q. Reliance on Representation and Warranties. Such Holder understands that the Exchange Securities are being offered and sold to the undersigned in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that Hybridon is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Exchange Securities pursuant to the Offer.


     B. Confidential Questionnaire


         a. The undersigned represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth where applicable the factual basis or reason that he, she or it comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which Hybridon deems necessary in order to verify the answers set forth below.

Category  A:____  The  undersigned  is an individual  (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                                            Explanation.   In  calculating   net
                                            worth  you  may  include  equity  in
                                            personal  property  and real estate,
                                            including your principal  residence,
                                            cash, short-term investments,  stock
                                            and  securities.  Equity in personal
                                            property  and real estate  should be
                                            based  on the fair  market  value of
                                            such  property  less debt secured by
                                            such property.

Category B:____   The  undersigned  is an individual  (not a partnership,
                  corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C:____   The   undersigned  is  a  director   or  executive  officer of
                  Hybridon.

Category D:____   The  undersigned is a bank; a savings and loan  association;
                  insurance company; registered investment company; registered
                  business  development   company;   licensed  small  business
                  investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of Employee Retirement Income
                  Security Act of 1974, as amended (the "ERISA") and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered invest- ment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E:____   The  undersigned   is   a    private   business   development
                  company as defined in  section  202(a)(22)  of the  Investment
                  Advisors Act of 1940.

Category F:____   The  undersigned   is  either  a  corporation,  partnership,
                  business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Notes or the Exchange Securities, and with total assets in excess of $5,000,000.

Category G:____   The  undersigned   is  a  trust  with  total  assets in excess
                  of  $5,000,000,   not  formed  for  the  specific  purpose  of
                  acquiring the Notes or the Exchange Securities, where its investment decisions are directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii) under the Securities
                  Act.

Category H:____   The undersigned  is  an  entity  (other  than  a  trust),  all the equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this category alone, each such equity owner must complete a separate copy of this Amendment.

Category I:____   The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify Hybridon immediately in the event that the representations and warranties in this Amendment shall cease to be true, accurate and complete.

                  b. NASD Affiliation.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________              No __________

If Yes, please describe:

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

*If Holder is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

         The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

         ---------------------------------
         Name of NASD Member Firm

         By: ______________________________
                  Authorized Officer

         Date: ____________________________

                  c.  Reliance  on  Confidential  Investor  Questionnaire.   The
undersigned is informed of the significance to Hybridon of the foregoing representations and answers contained in the Confidential Questionnaire contained above and such answers have been provided under the assumption that Hybridon will rely on them in the Offer.


         I hereby certify that the record owner of the Notes beneficially owned by the undersigned is

         ----------------------------------------------------------------------.


         x___________________________________________________
         Signature(s) of Beneficial Owner(s) or Authorized Signatory

         ----------------------------------------------------
         Type or Print Name

         ----------------------------------------------------

         ----------------------------------------------------
         Type or Print Address(es)

         ----------------------------------------------------
         Capacity (Full Title)

         Dated:_______________, 1998

         Area Code and telephone No(s).:____________________________

         Tax Identification or Social Security No(s).:__________________________


         See Instruction 4 to the Original Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent, or other person acting in a fiduciary or representative capacity, please see Instruction 4 to the Original Letter of Transmittal.

         [ ] I do not wish to appoint Mr. Art Barry as the initial Designated Director (see clause (iii) above). I wish to appoint _________________. (Please check the box only if you agree with this statement).